EXHIBIT 99.1

SAMSON OIL & GAS APPOINTS MR EUGENE McCOLLEY TO BOARD OF DIRECTORS

Denver 1730 hours October 3rd, Perth 0730 hours October 4th, 2013

Samson Oil & Gas Limited (ASX: SSN; NYSE MKT: SSN) advises that its Board of Directors has today appointed Mr Eugene McColley to the Board as a non-executive Director. Mr McColley joins the Board immediately and, in conjunction with that role, will be an “independent director” under NYSE MKT rules and will serve on Samson’s Compensation Committee.

Eugene McColley is a co-founder and managing general partner of Roaring Fork Capital Management, LLC, formed in 2002. He has provided both capital and value-added services to orphaned microcap companies (public companies with market capitalizations of $140 million or less that have been neglected by the financial community) for the past 20 years. His relevant expertise stems from experience as both a microcap investment banker and a direct investor in orphaned microcap companies. As an investment banker, Mr. McColley raised $280 million for over 50 public microcap companies. As a private equity fund manager and direct angel investor, Mr. McColley has invested in 81 orphaned microcap companies. Since 2006, Mr. McColley has also served as a Director for Alcohol Monitoring Systems, a privately held company from Littleton, Colorado that manufactures noninvasive devices that monitor criminal offenders’ involved in alcohol related offenses and crimes.

About Samson Oil & Gas Limited

Samson’s Ordinary Shares are traded on the Australian Securities Exchange under the symbol "SSN". Samson's American Depository Shares (ADSs) are traded on the New York Stock Exchange MKT under the symbol "SSN". Each ADS represents 20 fully paid Ordinary Shares of Samson. Samson has a total of 2,547 million ordinary shares issued and outstanding (together with 230 million options exercisable at AUD 3.8 cents), which would be the equivalent of 127.35 million ADSs. Accordingly, based on the NYSE MKT closing price of US$0.49 per ADS on October 3rd, 2013 the Company has a current market capitalization of approximately US$63.69 million (the options have been valued at an exchange rate of 0.9391). Correspondingly, based on the ASX closing price of A$0.025 for ordinary shares and a closing price of A$0.012 for the 2017 options, on October 3rd, 2013, the Company has a current market capitalization of approximately A$66.43 million.

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850
Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN

SAMSON OIL & GAS LIMITED

For further information please contact, Terry Barr, CEO on 303 296 3994 (US office) or 970 389 5047 (US cell)

TERRY BARR
Managing Director

Statements made in this press release that are not historical facts may be forward looking statements, including but not limited to statements using words like “may”, “believe”, “expect”, “anticipate”, “should” or “will.”

Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information, including uncertainties inherent in estimating the methods, timing and results of exploration activities. A description of the risks and uncertainties that are generally attendant to Samson and its industry, as well as other factors that could affect Samson’s financial results, are included in the Company's report to the U.S. Securities and Exchange Commission on Form 10-K, which is available at www.sec.gov/edgar/searchedgar/webusers.htm.

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850
Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN